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                                 EXHIBIT 11.1

                                FTD CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                      (In thousands except per share data)


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
                                                    Six Months Ended   Six Months Ended
                                                    December 31, 1996  December 31, 1995
                                                    -----------------  -----------------
                                                       (Unaudited)        (Unaudited)
Primary Earnings Per Share:
Net earnings (loss) applicable to common stock, less
interst expense savings of $0.05 million for 1995        $(1,710)           $(2,913)
                                                         =======            =======
Average number of common shares outstanding                7,697              6,551
Common stock equivalents due to dilutive
affect of stock options and warrants                           0                438
                                                         -------            -------
Total average number of common shares
outstanding                                                7,697              6,989
                                                         =======            =======
Primary earnings (loss) per share                        $ (0.22)           $ (0.42)
                                                         =======            =======
Fully Diluted Earnings Per Share:
Net earnings (loss) applicable to common stock           $(1,710)           $(2,913)
                                                         =======            =======
Average number of common shares outstanding                7,697              6,551
Common stock equivalents due to dilutive
affect of stock options and warrants                           0                438
                                                         -------            -------
Total average number of common shares
outstanding                                                7,697              6,989
                                                         =======            =======
Fully diluted earnings (loss) per share                  $ (0.22)           $ (0.42)
                                                         =======            =======
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